Exhibit 99.1

Courier Reports Fourth-Quarter and Year-End Results

Revenues Rise; Company Launches Courier Digital Solutions

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--November 15, 2010--Courier Corporation (Nasdaq: CRRC), one of America’s leading book manufacturers and specialty publishers, today announced fourth-quarter and full-year results for its fiscal year ended September 25, 2010.

Courier’s consolidated fourth-quarter revenues were $70.2 million, up 3% from $68.4 million in last year’s fourth quarter. Net income for the fourth quarter was $1.1 million or $.09 per diluted share, including a non-cash, pre-tax impairment charge of $4.7 million related to the company’s Creative Homeowner publishing business. Excluding the impairment charge, net income for this year’s fourth quarter would have been $4.2 million or $.35 per diluted share. Net income for the fourth quarter of fiscal 2009 was $5.7 million or $.48 per diluted share.

For fiscal 2010 overall, Courier sales were $257.1 million, up 3% from $248.8 million in fiscal 2009. Net income for the year was $7.1 million or $.60 per share, versus a loss of $3.1 million or $.27 per diluted share last year. Excluding the fourth-quarter impairment charge, net income for fiscal 2010 would have been $10.2 million or $.85 per diluted share. The net loss in fiscal 2009 included a non-cash, pre-tax impairment charge of $15.6 million and restructuring costs of $4.8 million. Excluding these items, net income for fiscal 2009 would have been $10.2 million or $.86 per diluted share. Details of the impairment charges and fiscal 2009 restructuring costs can be found in the tables at the end of this release.

“In the current economy, we knew that sales growth would be hard to achieve,” said Courier Chairman and Chief Executive Officer James F. Conway III. “But we did it, returning to profitability while achieving higher sales in all three of our major book manufacturing markets and two of our three publishing brands. Once again we benefited from our balanced portfolio of markets and complementary businesses. Building on our strong customer relationships, we were able to grow share in key markets and secure additional business for the future. In addition, we made investments in our book manufacturing segment that have already begun improving performance in publishing as well.

“With our January acquisition of Highcrest Media and our spring installation of advanced four-color digital inkjet technology from HP, we launched Courier Digital Solutions (CDS), gaining access to the high-growth market for customized college textbooks as well as a range of other short-run opportunities in education and trade. CDS’s very first customer was our own Dover Publications, which has quickly begun to capitalize on the economies of digital printing to reduce inventory while reviving dozens of titles from its vast backlist.

“We also are investing in much-needed additional capacity at our big four-color offset plant in Kendallville, Indiana, with a new press scheduled for December startup. Already widely regarded as the most efficient four-color book plant in the United States, the Kendallville plant will become even more so to meet projected demand in education and specialty trade.

“At the same time, in an uncertain economy we took care to manage frugally without compromising our service to customers. Faced with the continuing weakness in the home improvement market, we took steps to further reduce operating costs at our Creative Homeowner publishing business while safeguarding its award-winning editorial quality for the market’s eventual recovery. We made capital investments totaling $25 million related to Courier Digital Solutions and our new press at Kendallville. And we finished the year in a strong financial position with solid cash flow. I am also pleased to report that once again, Courier’s Board of Directors declared a dividend of $.21 per share, the same as last quarter.”

Book manufacturing: focusing on growth areas

Courier’s book manufacturing segment had fourth-quarter sales of $61.1 million, up 4% from $58.8 million last year. Operating income in the fourth quarter was $6.8 million, versus $9.0 million in the fourth quarter of fiscal 2009, excluding fiscal 2009 restructuring costs.

For the full year, book manufacturing sales were $222.8 million, up 5% from $212.2 million in fiscal 2009. The segment’s full-year operating income was $19.1 million. Last year’s operating income was $19.0 million, excluding restructuring costs.

The segment’s gross profit was $14.0 million or 22.8% of sales in the fourth quarter, versus $15.0 million or 25.5% a year ago excluding restructuring costs. Gross profit for fiscal 2010 was $46.8 million or 21.0% of sales, up from $44.3 million or 20.9% of sales last year excluding restructuring costs. Factors affecting margins included a very competitive pricing environment, improved capacity utilization earlier in the year, increased recycling income, and cost-reduction measures.

The book manufacturing segment focuses on three markets: education, religion, and specialty trade. Sales to the education market were $27.1 million in the fourth quarter, up 4% from a year earlier. For the year, education sales were $92.4 million, up 6% from fiscal 2009, led by sales of college textbooks. Sales to the religious market were up 11% to $17.3 million in the quarter, and up 6% to $63.4 million for the full year, reflecting gains at Courier’s largest religious customer. Sales to the specialty trade market were down 2% to $14.9 million in the quarter, but up 6% to $59.5 million for the full year, helped by increased demand for four-color books.

“Our book manufacturing business advanced on several fronts this year,” said Mr. Conway. “We grew sales in all our major markets; we acquired capabilities that promise to be increasingly valuable both to our customers and to our own publishing segment; and we locked in some of our gains through new customer agreements that capitalize on our unique technology and expertise.

“In the religious market, we were particularly pleased to extend a 75-year relationship with a leading global missionary organization through a new multi-year agreement providing incentives for additional growth. In education, our Highcrest Media acquisition, now fully integrated into our Courier Digital Solutions (CDS) operation, has brought us new customers as well as a new dimension to an existing key customer relationship. Overall, CDS has performed beyond expectations, with our first HP system moving quickly from one-color operation to a full range of one- to four-color work, and a second system installed on schedule in late September.

“We also took a vital step forward at our Kendallville plant by ordering our fourth high-speed offset press from manroland. Our four-color capacity was stretched to the limit in fiscal 2010, and we expect increased demand in both education and specialty trade in 2011 and beyond. The new press will enable us to meet that demand more efficiently than ever. Our customers appreciate our willingness to invest across multiple platforms and the ups and downs of economic cycles to serve them better, and we are happy to do it for our mutual benefit.”

Specialty publishing: pockets of opportunity in soft markets

Courier’s specialty publishing segment includes three businesses: Dover Publications, a niche publisher with thousands of titles in dozens of specialty trade markets; Research & Education Association (REA), a publisher of test preparation books and study guides; and Creative Homeowner, which publishes books on home design, decorating, landscaping and gardening.

Fourth-quarter revenues for the segment were $11.9 million, the same as last year’s fourth quarter. Sales were up 6% at Dover, flat at REA after strong quarters earlier in the year, and down 23% at Creative Homeowner, reflecting the lackluster home improvement market. Because of the drop in sales, Creative Homeowner’s operating loss for the quarter rose to $778,000 from $526,000 a year earlier. In total, the segment’s fourth-quarter operating income was $211,000, versus $928,000 in last year’s fourth quarter.

For the year as a whole, specialty publishing sales were $46.0 million, down 2% from $46.8 million in fiscal 2009. Including Creative Homeowner’s loss of $2.6 million, the segment’s full-year operating loss was $714,000, an improvement over last year of $1 million, attributable to revenue growth of 4% at Dover and 16% at REA.

“Given the adverse retail environment, we were happy to see Dover sales rise as well as they did, helped by children’s books as well as direct-to-consumer, online and international sales,” said Mr. Conway. “Dover also made news with several new titles in its Calla Edition series, most notably Marilyn, August 1953, a portfolio of previously unpublished photographs of Marilyn Monroe that has sparked widespread interest both domestically and internationally. Meanwhile, REA sales were up 16%, thanks to the combination of excellent spring releases and revamped cover designs that have strengthened the brand’s in-store presence.

“Courier’s non-cash, pre-tax impairment charge of $4.7 million related to Creative Homeowner reflects the systemic problems it currently faces in the home improvement market. For the last two years we have aggressively reduced costs at Creative Homeowner as that market has contracted. Yet within this shrinking market, Creative Homeowner products have actually gained share, reflecting their continuing excellence and relevance. Apart from editorial, virtually all Creative Homeowner functions have now been folded into unified publishing segment operations. And when the market eventually recovers, I’m confident that Creative Homeowner will be able to capitalize on it with outstanding titles calibrated to consumers’ evolving needs.”

Outlook

“The road back from recession is rarely a straight line. But we’re on it, and gaining speed from day to day,” said Mr. Conway. “The competitive environment remains intense, but we have more to offer to help publishers succeed through the full life cycle of every title. Our combination of technologies is unsurpassed, and our expertise and attitude add value for customers every day. Between those valued relationships and our investments in new capacity, we expect to achieve further sales gains in fiscal 2011.

“Having seen capital expenditures rise from $10 million in fiscal 2009 to $28 million in fiscal 2010, we expect them to drop by about $10 million in fiscal 2011, as most of the spending on Courier Digital Solutions and our new Kendallville press has already been accounted for. Yet for the first time, we will have nearly a full year to benefit from those investments—and not only as a book manufacturer, but also as a publisher. By doing more for less with our combination of digital and offset platforms, our publishing businesses will be able to reach out more effectively to retailers and consumers with new niche products and an expanded backlist, generating further gains as the economy improves.

“For fiscal 2011 overall, we expect to achieve total sales of between $269 million and $288 million, an increase of between 5% and 12% over fiscal 2010. We expect earnings per diluted share of between $.85 and $1.15, versus our fiscal 2010 earnings of $.85 per diluted share, excluding the impairment charge.

“In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including EBITDA (earnings before interest, taxes, depreciation and amortization) as an additional indicator of the company's operating cash flow performance. This measure should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. In fiscal 2011, we expect EBITDA to be between $41 million and $47 million, compared to $38 million in fiscal 2010, excluding impairment and restructuring charges.

“Factors not incorporated into our guidance include the possibility of future impairment or restructuring charges.”

About Courier Corporation

Courier Corporation prints, publishes and sells books. Headquartered in North Chelmsford, Massachusetts, Courier has two business segments, full-service book manufacturing and specialty book publishing. For more information, visit www.courier.com.

This news release includes forward-looking statements. Statements that describe future expectations, plans or strategies are considered “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers’ demand for the Company’s products, including seasonal changes in customer orders and shifting orders to lower cost regions, changes in market growth rates, changes in raw material costs and availability, pricing actions by competitors and other competitive pressures in the markets in which the Company competes, consolidation among customers and competitors, changes in the Company’s labor relations, success in the execution of acquisitions and the performance and integration of acquired businesses including carrying value of intangible assets, restructuring and impairment charges required under generally accepted accounting principles, changes in operating expenses including medical and energy costs, changes in technology including migration from paper-based books to digital, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in consumer product safety regulations, changes in environmental regulations, changes in tax regulations, changes in the Company’s effective income tax rate and general changes in economic conditions, including currency fluctuations, changes in interest rates, changes in consumer confidence, changes in the housing market, and tightness in the credit markets. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

COURIER CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	QUARTER ENDED		YEAR ENDED
	September 25,	September 26,	September 25,	September 26,
	2010	2009	2010	2009

Net sales	$70,238	$68,419	$257,140	$248,816
Cost of sales	51,706	49,816	193,129	191,085

Gross profit	18,532	18,603	64,011	57,731

Selling and administrative expenses	11,643	9,923	47,017	46,385
Impairment charges (1)	4,734	-	4,734	15,607

Operating income (loss)	2,155	8,680	12,260	(4,261)

Interest expense, net	244	102	611	676

Income (loss) before taxes	1,911	8,578	11,649	(4,937)

Income tax provision (benefit)	786	2,861	4,535	(1,796)

Net income (loss)	$1,125	$5,717	$7,114	($3,141)

Net income (loss) per diluted share	$0.09	$0.48	$0.60	($0.27)

Cash dividends declared per share	$0.21	$0.21	$0.84	$0.84

Wtd. average diluted shares outstanding	11,954	11,889	11,935	11,850

SEGMENT INFORMATION:

Net sales:
Book Manufacturing	$61,118	$58,756	$222,777	$212,228
Specialty Publishing	11,894	11,881	46,030	46,769
Elimination of intersegment sales	(2,774)	(2,218)	(11,667)	(10,181)
Total	$70,238	$68,419	$257,140	$248,816

Operating income (loss):
Book Manufacturing	$6,846	$7,991	$19,070	$14,667
Specialty Publishing	211	928	(714)	(2,189)
Impairment charges (1)	(4,734)	-	(4,734)	(15,607)
Stock based compensation	(275)	(352)	(1,287)	(1,424)
Intersegment profit	107	113	(75)	292
Total	$2,155	$8,680	$12,260	($4,261)

(1) In the fourth quarter of this fiscal year, the Company recorded a $4.7 million non-cash, pre-tax impairment charge related to Creative Homeowner, which on an after-tax basis was $3.0 million, or $.25 per diluted share. In the prior year, the Company recorded a $15.6 million non-cash, pre-tax impairment charge related to Dover Publications, Inc. which, on an after-tax basis, was $10.2 million, or $.86 per diluted share.

COURIER CORPORATION
SEGMENT RESULTS OF OPERATIONS (Unaudited)
(In thousands)

BOOK MANUFACTURING SEGMENT	QUARTER ENDED		YEAR ENDED
	September 25,	September 26,	September 25,	September 26,
	2010	2009	2010	2009

Net sales	$61,118	$58,756	$222,777	$212,228
Cost of sales	47,164	44,732	176,020	171,696

Gross profit	13,954	14,024	46,757	40,532

Selling and administrative expenses	7,108	6,033	27,687	25,865

Operating income	$6,846	$7,991	$19,070	$14,667

SPECIALTY PUBLISHING SEGMENT	QUARTER ENDED		YEAR ENDED
	September 25,	September 26,	September 25,	September 26,
	2010	2009	2010	2009

Net sales	$11,894	$11,881	$46,030	$46,769
Cost of sales	7,422	7,415	28,698	29,862

Gross profit	4,472	4,466	17,332	16,907

Selling and administrative expenses	4,261	3,538	18,046	19,096

Operating income (loss)	$211	$928	($714)	($2,189)

COURIER CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)
(In thousands)

	September 25,	September 26,
ASSETS	2010	2009

Current assets:
Cash and cash equivalents	$107	$492
Investments	1,090	1,017
Accounts receivable	35,123	34,176
Inventories	39,933	38,026
Deferred income taxes	4,109	4,462
Other current assets	2,388	1,404
Total current assets	82,750	79,577

Property, plant and equipment, net	103,009	89,754
Goodwill and other intangibles	27,409	28,700
Prepublication costs	7,734	9,194
Other assets	1,292	1,212

Total assets	$222,194	$208,437

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt	$1,794	$96
Accounts payable	14,399	10,974
Accrued taxes	617	3,032
Other current liabilities	15,358	13,048
Total current liabilities	32,168	27,150

Long-term debt	21,904	13,514
Deferred income taxes	1,385	177
Other liabilities	3,788	3,006

Total liabilities	59,245	43,847

Total stockholders' equity	162,949	164,590

Total liabilities and stockholders' equity	$222,194	$208,437

COURIER CORPORATION
CONSOLIDATED STATEMENTS OF FREE CASH FLOW (Unaudited)
(In thousands)

	For the Years Ended
	September 25,	September 26,
	2010	2009

Operating activities:
Net income (loss)	$7,114	($3,141)
Adjustments to reconcile net income (loss) to
cash provided from operating activities:
Depreciation and amortization	20,681	21,401
Impairment charges	4,734	15,607
Stock based compensation	1,287	1,424
Deferred income taxes	1,561	(4,966)
Changes in working capital	(910)	4,685
Other, net	(274)	(174)

Cash provided from operating activities	34,193	34,836

Investments in organic growth:
Capital expenditures	(28,426)	(10,084)
Prepublication costs	(4,162)	(4,782)
Proceeds from disposition of assets	590	-

Free cash flow	2,195	19,970

Other investing and financing activities:
Long-term borrowings, net	10,088	(10,129)
Cash dividends	(10,068)	(9,997)
Proceeds from stock plans	473	667
Business acquisition, net of cash acquired	(3,000)	-
Other	(73)	(197)

Cash used for other investing and financing activities	(2,580)	(19,656)

Decrease in cash and cash equivalents	($385)	$314

RECONCILIATION TO GAAP PRESENTATION

Investing activities:
Capital expenditures	($28,426)	($10,084)
Business acquisition, net of cash acquired	(3,000)	-
Prepublication costs	(4,162)	(4,782)
Proceeds from disposition of assets	590	-
Other	(73)	(197)
Cash used for investing activities	($35,071)	($15,063)

Financing activities:
Long-term borrowings, net	$10,088	($10,129)
Cash dividends	(10,068)	(9,997)
Proceeds from stock plans	473	667
Cash provided from (used for) financing activities	$493	($19,459)

Other non-GAAP measures - EBITDA:
Net income (loss)	$7,114	($3,141)
Income tax provision (benefit)	4,535	(1,796)
Interest expense, net	611	676
Depreciation and amortization	20,681	20,784
Impairment charges	4,734	15,607
Restructuring costs	-	4,782
EBITDA	$37,675	$36,912

In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including Free Cash Flow and EBITDA (earnings before interest, taxes, depreciation and amortization) as additional indicators of the company's operating cash flow performance. These measures should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

COURIER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

	Quarter Ended			Year Ended
BOOK MANUFACTURING SEGMENT	September 26, 2009			September 26, 2009
	GAAP	Restruc-	Non-	GAAP	Restruc-	Non-
	Basis	turing	GAAP	Basis	turing	GAAP
	Measures	Costs (1)	Measures	Measures	Costs (1)	Measures

Net sales	$58,756		$58,756	$212,228		$212,228
Cost of sales	44,732	(988)	43,744	171,696	(3,807)	167,889

Gross profit	14,024	988	15,012	40,532	3,807	44,339

Selling and administrative expenses	6,033	-	6,033	25,865	(491)	25,374

Operating income (loss)	$7,991	$988	$8,979	$14,667	$4,298	$18,965

	Quarter Ended			Year Ended
SPECIALTY PUBLISHING SEGMENT	September 26, 2009			September 26, 2009
	GAAP	Restruc-	Non-	GAAP	Restruc-	Non-
	Basis	turing	GAAP	Basis	turing	GAAP
	Measures	Costs (1)	Measures	Measures	Costs (1)	Measures

Net sales	$11,881		$11,881	$46,769		$46,769
Cost of sales	7,415	-	7,415	29,862	(107)	29,755

Gross profit	4,466	-	4,466	16,907	107	17,014

Selling and administrative expenses	3,538	-	3,538	19,096	(377)	18,719

Operating income (loss)	$928	$0	$928	($2,189)	$484	($1,705)

(1)	In fiscal 2009, restructuring costs included employee severance expenses related to cost savings initiatives in both of the Company's segments as well as ceasing Creative Homeowner's distribution service within the Specialty Publishing segment. Restructuring costs also included expenses related to closing the Book-mart Press manufacturing facility within the Book Manufacturing segment.

	Quarter Ended			Year Ended
	September 26, 2009			September 26, 2009
	Book	Specialty		Book	Specialty
	Manufacturing	Publishing	Total	Manufacturing	Publishing	Total
	Segment	Segment	Company	Segment	Segment	Company

Employee severance and benefit costs	$533	-	$533	$1,726	$484	$2,210
Lease termination, facility closure and other costs
	455	-	455	2,572	-	2,572

Total restructuring costs	$988	-	$988	$4,298	$484	$4,782

CONTACT:
Courier Corporation
James F. Conway III, 978-251-6000
Chairman, President and Chief Executive Officer
or
Peter M. Folger, 978-251-6000
Senior Vice President and Chief Financial Officer
www.courier.com